UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -------------------
                                    FORM 8-K
                                 ---------------

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: October 17, 2001


                         Wichita Development Corporation
                         -------------------------------
             (Exact name of registrant as specified in its charter)


                                     Nevada
         (State or other jurisdiction of incorporation or organization)




              0-29383                               88-0356200
              -------                               ----------
      (Commission File Number)         (IRS Employer Identification Number)



                        c/o Richard D. Surber, President
                 268 West 400 South, Suite 300, Salt Lake City,
                   Utah 84101 (Address of principal executive
                                    offices)


                                 (801) 575-8073
                                 --------------
              (Registrant's telephone number, including area code)

ITEM 4.      Changes in Registrant's Certifying Accountant

On October 16, 2001, Wichita Development Corporation ("the Company") retained Tanner+Co. of Salt Lake City ("Tanner"), to be the principal accountant engaged to audit the Company's financial statements. This action was taken to replace the firm of Mantyla & McReynolds who had previously resigned as the Company's principal accountant. The Company's board of directors approved the engagement of Tanner as the principal accountant. Tanner is a Utah-based public accounting and auditing firm that specializes in SEC reporting companies.

Prior to engaging Tanner, the Company did not consult Tanner regarding the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements or any other financial presentation whatsoever.

The Company has previously filed an 8-K regarding the resignation of Mantyla & McReynolds on September 18, 2001, reference is made to that filing for all details regarding the resignation of the company's prior principal accountant.

ITEM 7.      Financial Statements and Exhibits

The following exhibit(s) are included as part of this report: None

Pursuant to the requirement of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Wichita Development Corporation


Signature                                              Date



By:   /s/ Richard Surber                               October 17, 2001
   ---------------------------------
Name: Richard D. Surber
Title:   President